                                                                     EXHIBIT 3.2




                                    BY-LAWS
                                       OF
                      NATIONAL TENANT FINANCE CORPORATION



                                   ARTICLE I
                            MEETINGS OF STOCKHOLDERS

  Section 1. Annual Meetings. The annual meetings of the Stockholders shall be held on the third Wednesday of March of each year at the principal office of the corporation or at such other location as the Board of Directors shall determine. At such meetings, directors shall be elected, reports of the affairs of the corporation shall be considered, and any other business may be transacted which is within the powers of the stockholders.

  Section 2. Special Meetings. Special meetings of each of the stockholders, for any purpose or purposes whatsoever set forth in the notice of such meeting or in any waiver of notice thereof, may be called at any time by the president, or by one or more stockholders holding, in the aggregate, not less than forty percent (40%) of the voting power of the corporation.

  Section 3. Notices. Notices of all meetings of the stockholders shall conform to the provisions of Article IV of these By-Laws.

  Section 4. Voting and Proxies. Every person entitled to vote shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the secretary of the corporation. Any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it, or a newly executed proxy bearing a later date, is filed with the secretary of the corporation; provided, however, that no proxy shall be valid after the expiration of three (3) years from the date of its execution, unless the person executing it specifies therein a longer period of time for which such proxy is to continue in force.

  Section 5. Stockholders of Record. Only such persons shall be entitled to vote in person or by proxy as appear as stockholders upon the transfer books of the corporation on a record date adopted by the Board of Directors, which record date shall be not more than sixty or less than ten days before the date of such vote.

  Section 6. Quorum. The presence, in person or by proxy, of persons entitled to vote a majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business. The stockholders present at a meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

   Any stockholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares entitled to vote, the holders of which are either present in person or represented by proxy; but in the absence of a quorum, no other business may be transacted at such meeting. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting.

  Section 7. Informalities. All informalities or irregularities, or both, in calls, notices of meetings, the manner of voting, form of proxies, credentials, and method of ascertaining those present, shall be deemed waived if no objection is made at the meeting.

                                   ARTICLE II
                               BOARD OF DIRECTORS

  Section 1. Powers. Subject to limitations of the Certificate of Incorporation and of Delaware General Corporation Law as to action to be authorized or approved by the stockholders, the ongoing business and affairs of the corporation shall be managed by and under the direction of the Board of Directors which may exercise all powers of the Corporation.

  Section 2. Number of Directors. The authorized number of directors of the corporation shall be two (2) and at any time at least one director shall be an Independent Director as defined in the Certificate of Incorporation.

  Section 3. Vacancies. Vacancies on the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or a special meeting of the stockholders.

   A vacancy or vacancies on the Board of Directors shall be deemed to exist in the case of the death, resignation, or removal of any director, or if the authorized number of directors is increased, or if the stockholders fail, at any annual or special meeting of the stockholders at which a director, or directors, is elected, to elect the full authorized number of directors to be voted for at the meeting.

   The stockholders may elect a director, or directors, at any time to fill any vacancy, or vacancies, not filled by the directors. If the Board of Directors accepts the resignation of a director intended to take effect at a future time, the board or the stockholders shall have the power to elect a successor to take office when the resignation becomes effective.

  Section 4. Organization Meetings. Immediately following each annual meeting of the stockholders, the Board of Directors shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business. Notice of such meeting shall not be required.

  Section 5. Other Regular Meetings. Other regular meetings of the Board of Directors shall be held without call or notice at such other times, at regular intervals, as the Board of Directors may from time to time by resolution specify.

  Section 6. Special Meetings. Special meetings of the Board of Directors for any purpose or purposes, shall be called at any time by the president or by the two directors. Notices of special meetings shall conform to the provisions of
Article IV of these By-Laws.

  Section 7. Telephone Meetings. Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this
Section 7 shall constitute presence in person at such meeting.

  Section 8. Quorum. A majority of the authorized number of directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn. Every act or decision done or made by a majority of the directors present at a meeting at which a quorum is present shall be regarded as the act of the Board of Directors, unless otherwise required by the Certificate of Incorporation or by law.

  Section 9. Adjournment. A quorum of the directors may adjourn any directors meeting to meet again at a stated date and hour; provided, however, that in the absence of a quorum, a majority of the directors present at any directors meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the board.

   Notice of the time or place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

  Section 10. Fees and Compensation. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board of Directors.

                                  ARTICLE III
                                    OFFICERS

  Section 1. Officers. The officers of the corporation shall be a president, secretary and a treasurer. The corporation may also have, at the discretion of the Board of Directors, one or more vice-presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. One person may hold any number of offices.

  Section 2. Election. The officers of corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or 5 of this Article, shall be chosen annually by the Board of Directors, and each shall hold his office until his successor shall be elected and qualify or until such officer's earlier death, resignation or removal.

  Section 3. Subordinate Officers. The Board of Directors may appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in the By-Laws or as the Board of Directors may from time to time determine.

  Section 4. Removal and Resignation. Any officer may be removed, either with or without cause, by the Board of Directors, at any regular or special meeting thereof, or except in the case of an officer chosen by the Board of Directors, by an officer upon whom such power or removal may be conferred by the Board of Directors.

   Any officer may resign at any time by giving written notice to the Board of Directors, or to the president, or to the secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

  Section 5. Vacancies. A vacancy in any office because of death, resignation or removal shall be filled by the Board of Directors.

  Section 6. President. The president shall preside at all meetings of the Board of Directors and shall have all general powers and duties of management usually vested in the president of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the By-Laws.

  Section 7. Vice-President. If the president is unable or unavailable to act, the vice-presidents, if any, in order of their rank as fixed by the Board of Directors, or if not ranked, the vice-president designated by the Board of Directors, shall perform all of the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice-president shall have such other powers and perform such other duties as may from time to time be prescribed for them respectively by the Board of Directors or by the By-Laws.

  Section 8. Secretary. The secretary shall keep or cause to be kept, at the principal office of the corporation or at such other place as the Board of Directors may order, a book of minutes of all meetings of the directors and stockholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of persons present at the director's meetings, the number of shares present or represented at the stockholders meetings and the proceedings thereof.

   The secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation's transfer agent, a share register, or a duplicate share register, showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the shares, and the number and date of cancellation of every certificate surrendered for cancellation.

   The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required by the By-Laws or by any law to be given, and shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the By-Laws.

   The secretary or an assistant secretary shall have authority to impress the seal on any instrument requiring it. The secretary or an assistant secretary may also attest all instruments signed by the president or any vice-president.

  Section 9. Treasurer. The treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and the business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, and shares. Any surplus, including earned surplus, paid in surplus and surplus arising from a reduction of capital, shall be classified according to the source and shown in a separate account. The books of account shall at all reasonable times be open to inspection by any director.

   The treasurer shall deposit all monies and other valuables in the name and to the credit of the corporation, with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render the president and directors, whenever they request it, an account of all his transactions as treasurer, and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the By-Laws.

  Section 10. Assistant Secretaries and Assistant Treasurers. Assistant secretaries and assistant treasurers shall perform such duties as shall be assigned to them by the secretary or by the treasurer, respectively, or by the Board or by the president.

                                   ARTICLE IV

  Section 1. General. Whenever all of the stockholders shall meet in person or by proxy, such meetings shall be valid for all purposes, and at such meetings any corporate action may be taken that could be taken at a meeting duly called and noticed. Whenever all of the directors meet, such meetings shall be valid for all purposes, and at such meetings any corporation action may be taken that could be taken at a meeting duly called and noticed.

  Section 2. Notice of Meetings. Written notice of each annual meeting of the stockholders shall be given to each stockholder entitled to vote, either personally or by mail or other written means of communication, charges prepaid, addressed to the stockholder at his address appearing on the books of the corporation or given by him to the corporation for the purpose of notice. If a stockholder gives no address, notice shall be deemed to have been given if sent by mail or other means of written communication addressed to the place where the principal office of the corporation is situated. All such notices shall be sent to each stockholder entitled thereto, not less than ten (10) days before each annual meeting. Such notices shall specify the place, the day, and the hour of such meeting, and shall state such other matters, if any, as may be expressly required by statute.

  Except in special cases where other express provision is made by statute, notice of special meetings of stockholders shall be given in the same manner as for annual meetings of the stockholders. Notice of any special meetings shall specify, in addition to the place, date and hour of such meeting, the general nature of the business to be transacted.

   The transactions or any meetings of stockholders, either annual or special, however called and noticed, shall be as valid as though conducted at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of such meeting, or the approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

   Written notice of the time and place of special meetings of the Board of Directors shall be delivered personally to each director, or sent to each director by mail or by other form of written communication, charges prepaid, addressed to him at his address as it is shown upon the records, or if it is not so shown on such records or is not readily ascertainable, at the place where the meetings of the directors are regularly held. In the case such notice is mailed, telegraphed or telecopied, it shall be deposited in the United States mail or delivered at least forty-eight (48) hours prior to the time of holding the meeting. In case such notice is personally delivered as provided above, it shall be so delivered at least twenty-four (24) hours prior to the time of holding of the meeting. Such mailing, telegraphing, telecopying or personal delivery, as above provided, shall be due, legal and personal notice to such director.

   The transactions of any meeting of the Board of Directors, however called and noticed, or whenever held, shall be as valid as though conducted at a meeting duly held after regular call and notice, if a quorum be present, and if either before or after the meeting, each of the directors not present sign a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

                                   ARTICLE V
                               STOCK CERTIFICATES

  Section 1. Form of Certificates. Each certificate for a share or shares of the capital stock of the corporation shall be represented by certificates in such form (consistent with the provisions of Section 158 of the Delaware General Corporation Law) as shall be approved by the Board.

  Section 2. Issuance. All certificates of stock shall be signed by the president or a vice-president and the secretary or assistant secretary, or be authenticated by facsimiles of the signatures of the president and the written signature of the secretary or assistant secretary. Each certificate shall have the seal of the corporation impressed thereon. The name of the owner of each certificate and the number of shares represented by the certificate shall be entered on its stub, and each certificate issued by the corporation shall be receipted for by the person receiving it or by his duly authorized agent, either on the stub of the certificate or on a separate receipt which shall be kept by the secretary.

  Section 3. Investment Legend. Each certificate of stock issued shall bear the following legend:

       "The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be pledged or hypothecated and may not be sold or transferred in the absence of an effective registration statement for the shares under the Securities Act of 1933 or an opinion of counsel of the issuer that registration is not required under said Act."

  Section 4. Transfer. Certificates of stock shall be transferred by assignment made by the owner, his attorney in fact or legal representative, and by delivery of the certificate to the secretary of the corporation for transfer. Each certificate surrendered for transfer shall be marked "Cancelled" by the secretary and an incision on the certificate shall be made through the names of the subscribing officers, and the cancelled certificate shall be affixed to its stub. Transfers of shares of capital stock of the corporation shall be made only on the books of the corporation by the holder thereof or by the holder's duly authorized attorney, appointed by a power-of-attorney duly executed and filed with the secretary of the corporation and on surrender of the certificate or certificates representing such shares of such capital stock, properly endorsed for transfer and upon payment of all necessary transfer taxes. A person in whose name shares of capital stock shall stand on the books of the corporation shall be deemed the owner thereof to receive dividends to vote as such owner and for all other purposes as respects the corporation. No transfer of shares of capital stock shall be valid as against the corporation, its stockholders and creditors for any purpose except to render the transferee liable for the debts of the corporation to the extent provided by law, until such transfer shall have been entered on the books of the corporation by an entry showing from and to whom transferred.

  Section 5. Lost Certificates. Should the owner of any certificate of stock make application to the corporation for the issuance of a duplicate certificate by reason of the loss or destruction of his certificate, he shall accompany his application with an affidavit setting froth the time, place and circumstances of such loss or destruction. Should the Board of Directors be satisfied, from the matters set forth in the affidavit, that the certificate has been lost or destroyed, the Board of Directors may thereupon call upon the owner of the certificate to file with the secretary of the corporation a bond or indemnity in such amount, and with such surety or indemnitor as the board may determine, indemnifying the corporation against any loss it may suffer by reason of the issuance of a duplicate certificate or the refusal to recognize the certificate that was lost or destroyed. In the event of the approval of such bond or other indemnity by the Board of Directors, the board may thereupon authorize the issuance of a duplicate certificate. The duplicate certificate will be marked "Duplicate" and the stub of the certificate lost or destroyed shall indicate the issuance of this duplicate.

  Section 6. Inspection of Corporate Records and Receipt of Information by Holders of Preferred Stock. All information provided to the directors of the corporation shall be provided simultaneously to the holders of preferred stock of the corporation, and the holders of the preferred stock shall have the same rights of inspection of the corporation's books and records as are accorded to the directors of the corporation under the Delaware General Corporation Law.

  Section 7. Further Issuance of Capital Stock. Daniel J. Mercer, by his subscription to 100 shares of the corporation's common stock and as the holder of all of the issued and outstanding shares of common stock and in his capacity as an officer and director of the corporation, agrees that he shall not cause or allow the corporation to issue any additional shares of capital stock without the prior written consent of a majority of the holders of the preferred stock, which consent such holders of preferred stock may withhold in their sole and absolute discretion.

                                   ARTICLE VI
                                 MISCELLANEOUS

  Section 1. Record Date and Closing of Stock Books. The Board of Directors may adopt a record date which record date shall be not more than sixty days or less than ten days prior to the date of any meeting of stockholders, or the date fixed for the payment of any dividends or distributions, or for the allotment of rights, or when a change or conversion or exchange of shares shall go into effect, as the record date of the determination date for the stockholders entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution, or any such allotment of rights, or to exercise their rights in respect to any such change, conversion, or exchange of shares. In such case, only stockholders of record on the date so fixed shall be entitled to receive notice of and to vote at such meeting or to receive such dividend, distribution, or allotment of rights, or to exercise his rights, as the case may be, notwithstanding the transfer of shares on the books of the corporation after the record date is fixed. The Board of Directors may close the books of the corporation against transfers of shares during the whole, or any part, of any such period.

  Section 2. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by the treasurer or such other person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

  Section 3. Contracts, Etc.; How Executed. The Board of Directors, except as otherwise provided in the By-Laws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and, unless so authorized by the Board of Directors, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.

  Section 4. Representation of Shares of the Corporation. The president, or the vice-president, or the secretary or assistant secretary of this corporation, are authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority granted to said officers to vote or represent, on behalf of this corporation, any and all shares held by this corporation in any other corporation or corporations, may be exercised either by such officers in person or by any other person authorized so to do by proxy or by power of attorney duly executed by said officers.

  Section 5. Inspection of Corporate Records. The share register or duplicate share register, the books of account, and the minutes of proceedings of the stockholders and directors and of the executive and other committees of the directors, shall be open to inspection upon the written demand of any stockholder, at any reasonable time, and for a purpose reasonably related to his interest as a stockholder. Such inspection may be made in person or by an agent or attorney and shall include the right to make extracts. Demand for inspection, other than at a stockholders meeting, shall be made in writing, upon the president, secretary, assistant secretary or treasurer of the corporation.

   The corporation shall keep at its principal office for the transaction of business the original or a copy of the By-Laws, as amended or otherwise altered to date, which shall be open to inspection by the stockholders at all reasonable times during office hours.

   The corporation shall maintain such list of stockholders and provide access thereto and copies thereof as are required by the Delaware General Corporation Law.

  Section 6. Indemnification. The corporation shall indemnify its officers, directors, employees and agents to the extent permitted by the Delaware General Corporation Law.

  Section 7. Limitation on Actions. None of the following actions shall be taken without compliance with the provisions of the Certificate of Incorporation and the majority approval of the Board of Directors (including approval by any Independent Director):

   a.  Sale of any substantial portion of the corporation's assets.

   b.  The paying of employees' bonuses.

   c.  Amendment of the Certificate of Incorporation or the By-laws.

   d.  Hiring or replacing of key personnel of the corporation.

  Section 8. Prohibition of Voting Trusts. No voting trusts shall be allowed, nor any other similar legal combination among stockholders.

                                  ARTICLE VII
                                 INFORMALITIES

  Section 1. Stockholders. Any action which under any provision of the Delaware General Corporation Law may be taken at a meeting of the stockholders may be taken without a meeting, if authorized by a writing signed by all of the persons who would be entitled to vote upon such action at a meeting and filed with the secretary of the corporation.

  Section 2. Directors. Any action which under any provision of the Delaware General Corporation Law may be taken by the Board of Directors at a meeting may be taken without a meeting if authorized by a writing signed by all of the persons who would have been entitled to vote at a meeting and filed with the secretary of the corporation.

  Section 3. Miscellaneous. The authorization, approval, or consent provided in this Article may be expressed prior or subsequent to the particular action authorized, approved or consented to. The provisions of this Article are intended to permit informality in the conduct of the corporation's affairs and informality in the approval of its actions so long as the stockholders, where appropriate, or the Board of Directors, where appropriate, individually or collectively, either before, at the time of, or any time subsequent to, any particular action requiring their authorization, approval, or consent, can be shown to have so authorized, approved or consented.

                                  ARTICLE VIII
                              CONDUCT OF BUSINESS

  For so long as Certificates (as defined in the Certificate of Incorporation) are outstanding, the corporation shall conduct its affairs in accordance with the following provisions:

   a. the corporation shall furnish to the trustee acting on behalf of the holders of Certificates copies of the form of each proposed amendment to these By-Laws at least five business days prior to the proposed date of adoption of any such proposed amendment;

   b. the corporation shall establish an office through which its business will be conducted separate and apart from the offices of any person or entity owning, directly or indirectly, 10% or more of the outstanding common stock of the corporation and will observe all customary formalities of independent corporate existence;

   c. the corporation shall maintain separate corporate records and books of account from those of any affiliates and the corporation shall not commingle its funds or other funds with those of any such person or any such person's subsidiaries or affiliates other than the corporation;

   d. the corporation will hold appropriate meetings of its Board of Directors and stockholders' or take actions by unanimous written consent if permitted by applicable law, to authorize the corporation's corporate actions;

   e. the corporation will at all times hold itself out to the public under the corporation's own name, and as a separate and distinct entity from any affiliates;

   f. the corporation will not declare or pay any dividend or other distribution with respect to its capital stock or make any payment on account of the purchase, redemption or other acquisition or retirement of its capital stock or any warrant, option or other right to acquire any such capital stock, either directly or indirectly, pay or deliver or commit to pay or deliver any monies or assets to any affiliate whether in cash or other property of the corporation, if the effect thereof would be to leave the corporation inadequately capitalized to conduct its business as then being conducted or would cause the corporation to not have positive net worth;

   g. the corporation will not engage in business transactions with any affiliate unless it is approved by the Board of Directors (including approval by any Independent Director) as a transaction with terms and conditions available at the time to the corporation at least as favorable to the corporation as for comparable transactions on an arm's-length basis with unaffiliated persons and entities;

   h. the corporation will not incur any indebtedness other than trade payables incurred in the ordinary course of business or guarantee the obligations of any affiliates or advance funds to, or accept funds from, any affiliates for the payment of expenses; and

   i. the corporation will not act as an agent of any affiliates in any capacity.

  To the extent such compliance involves questions of law, the corporation shall be deemed in compliance with the requirements of any provision of this
Article VIII if it is acting in accordance with an opinion of counsel as to such requirements.

                                   ARTICLE IX
                                   AMENDMENTS

  Subject to Article VIII, these By-Laws may be amended or repealed, or new By-Laws may be adopted at any meeting of the Board of Directors by a resolution adopted by the majority of the directors, which majority shall include the Independent Director (as defined in the Certificate of Incorporation). The corporation shall not amend these By-Laws without giving notice in writing to Trustee not less than thirty (30) days nor more than ninety (90) days prior to the date on which such amendment is to become effective and without first obtaining the written consent of Trustee. Except as provided in Article VIII, notice need not be given of any action in respect to these By-Laws previous to such meeting if the proposed amendment, repeal, or adoption of new By-Laws is in furtherance of the purposes and objectives of this corporation and is not arbitrary or capricious.

                            CERTIFICATE OF SECRETARY

  1. That I am the duly elected and acting Secretary of NATIONAL TENANT FINANCE CORPORATION, a Delaware corporation; and

  2. That the foregoing By-Laws, comprising 14 pages, including this page, constitute the By-Laws of said Corporation as adopted by a Unanimous Written Consent in Lieu of Organizational Meeting duly executed by all of the members of the Board of Directors, dated as of July __, 1994.

  IN WITNESS WHEREOF, I have hereunto subscribed my name this __ day of August, 1994.


                                                      Daniel J. Mercer
                                                      Secretary